As filed with the Securities and Exchange Commission on January 8, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSENTERIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2962080
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

635 Davis Drive, Suite 300 Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

TRANSENTERIX, INC. 2007 INCENTIVE COMPENSATION PLAN, AS AMENDED

(Full title of the plan)

Joshua B. Weingard, Esq.

Chief Legal Officer

TransEnterix, Inc.

4400 Biscayne Boulevard

Miami, Florida 33137

(Name and address of agent for service)

(305) 575-4602

(Telephone number, including area code, of agent for service)

with a copy to:

Mary J. Mullany, Esquire

Ballard Spahr LLP

1735 Market Street

51st Floor

Philadelphia, Pennsylvania 19103

(215) 864-8631

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	19,700,000 shares	$1.60	$31,520,000	$ 4,059.78

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock issuable under the equity plan described below in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h) promulgated under the Securities Act, the price shown is based upon the average of the high and low prices reported for the Common Stock on the OTCBB on December 31, 2013.

PART II -

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

TransEnterix, Inc. (the “Registrant”) is filing this registration statement to register an additional 19,700,000 shares of its common stock, par value $0.001 per share (“Common Stock”), for issuance under the TransEnterix, Inc. 2007 Incentive Compensation Plan, as amended (previously named the SafeStitch Medical, Inc. 2007 Incentive Compensation Plan) (the “Plan”).

On or about October 29, 2013, the Registrant received written consents in lieu of a meeting of stockholders from holders of approximately 89% of the Common Stock and approximately 98% of the Registrant’s Series B convertible preferred stock, par value $0.01 per share, representing a majority of the total issued and outstanding shares of capital voting stock of the Registrant, authorizing the amendment and restatement of the Plan to, inter alia, (a) increase the number of shares available to be awarded under the Plan and (b) change the name of the plan.

The Registrant previously filed Registration Statements on Form S-8 to register 2,000,000 shares of Common Stock (File No. 333-161291), filed on August 12, 2009, and 3,000,000 shares of Common Stock (File No. 333-190184), filed on July 26, 2013, authorized for issuance under the Plan. Pursuant to General Instruction E to Form S-8, Part I and Items 4-7 and 9 of Part II of the Registrant’s Registration Statement on Form S-8 (File No. 333-161291) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed or to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on April 1, 2013;

•	the Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed on May 15, 2013, for the quarter ended June 30, 2013, filed on August 14, 2013, and for the quarter ended September 30, 2013, filed on November 14, 2013;

•	the Registrant’s Current Reports on Form 8-K filed on January 2, 2013 (Items 1.01, 2.03 and 9.01), February 28, 2013 (Items 1.01, 2.03 and 9.01), March 26, 2013 (Items 1.01, 3.02 and 9.01), June 18, 2013 (Item 5.07), August 14, 2013 (Items 1.01, 3.02 and 9.01), September 6, 2013 (Items 2.01, 2.03, 3.02, 3.03, 5.01, 5.02, 5.03 and 9.01), September 23, 2013 (Items 5.02 and 9.01) September 30, 2013 (Items 4.01 and 9.01) November 1, 2013 (Item 5.07), and December 9, 2013 (Items 5.03 and 9.01), and on Form 8-K/A (Item 9.01) filed on November 13, 2013; and

•	The description of the Common Stock contained in the Registration Statement on Form 8-A filed on July 30, 1991 and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02 or 7.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1	TransEnterix, Inc. 2007 Incentive Compensation Plan, Amended and Restated as of December 6, 2013 (the “Plan”) (filed herewith).

5.1	Opinion of Ballard Spahr LLP (filed herewith).

23.1	Consent of EisnerAmper LLP (filed herewith).

23.2	Consent of BDO USA, LLP (filed herewith).

23.3	Consent of Ernst & Young LLP (filed herewith).

23.4	Consent of Ballard Spahr LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see signatures page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina on the 8th day of January, 2014.

TransEnterix, Inc.

By:	/s/ Todd M. Pope
Todd M. Pope
President and Chief Executive Officer

By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd M. Pope and Joseph P. Slattery, and each of them, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd M. Pope Todd M. Pope	President, Chief Executive Officer and Director (principal executive officer)	January 8, 2014

/s/ Joseph P. Slattery Joseph P. Slattery	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	January 8, 2014

/s/ Paul A. LaViolette Paul A. LaViolette	Chairman of the Board	January 8, 2014

/s/ Dennis J. Dougherty Dennis J. Dougherty	Director	January 8, 2014

/s/ Phillip Frost Phillip Frost	Director	January 8, 2014

/s/ Jane H. Hsiao Jane H. Hsiao	Director	January 8, 2014

/s/ Aftab R. Kherani Aftab R. Kherani	Director	January 8, 2014

/s/ David B. Milne David B. Milne	Director	January 8, 2014

/s/ Richard C. Pfenniger, Jr. Richard C. Pfenniger, Jr.	Director	January 8, 2014

/s/ William N. Starling, Jr. William N. Starling, Jr.	Director	January 8, 2014

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